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                                                                   Exhibit 10.29

                        THE DUN & BRADSTREET CORPORATION
                            2000 STOCK INCENTIVE PLAN


1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                  (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

                  (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by , or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

                  (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.


                  (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

                  (e)      Board: The Board of Directors of the Company.

                  (f) Change in Control: The occurrence of any of the following events:

                           (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or
                           (iv) of the Plan, (B) a director nominated by any Person (including the
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                           Company) who publicly announces an intention to take
                           or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                           (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

         (h) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

         (i)      Company: The Dun & Bradstreet Corporation.

         (j) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.
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         (k)      Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

         (l) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

         (m) ISO: An Option that complies with Section 422 (or any successor provision) of the Code.

         (n)      LSAR: A limited stock appreciation right granted pursuant to
                  Section 8(d) of the Plan.

         (o) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

         (p) Option: A stock option granted pursuant to Section 7 of the Plan.

         (q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

         (r) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

         (s) Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

         (t) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

         (u)      Plan: The Dun & Bradstreet Corporation 2000 Stock Incentive
                  Plan.
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         (v)      Post-Retirement Exercise Period: As such term is defined in
                  Section 7(g) of the Plan.

         (w) Retirement: Termination of employment with the Company or an Affiliate after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

         (x) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

         (y) Special Exercise Period: As such term is defined in Section 7(g) of the Plan.

         (z) Spread Value: With respect to a Share subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

         (aa) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

         (bb) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.       SHARES SUBJECT TO THE PLAN

         The total number of Shares which may be issued under the Plan is 9,700,000. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 700,000. An amount not in excess of 6.75% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock-Based Awards pursuant to Section 9. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or its Affiliates or with which the Company or its Affiliates combines.
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The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under
Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.       ELIGIBILITY

         Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates, who are from time to time responsible for the management, growth and protection of the business of the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.       LIMITATIONS

         No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.       TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be, as determined by the
Committee, nonqualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
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         (a) Option Price. The Option Price per Share shall be determined by the
Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

         (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

         (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

         (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under
Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either
(i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

         (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
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         (f) Exercisability Upon Termination of Employment by Death or
Disability. If a Participant's employment with the Company and its Affiliates terminates by reason of death or Disability after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

         (g) Exercisability Upon Termination of Employment by Retirement. If a Participant's employment with the Company and its Affiliates terminates by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of
(i) the remaining stated term of the Option or (ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period.

         (h) Effect of Other Termination of Employment. If a Participant's employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above) or (ii) for any reason on or prior to the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant is terminated from employment without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

         (i) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(i), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in
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accordance with the first sentence of this Section 7(i). The Committee may, in its discretion; amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 7(f), 7(g) and 7(h) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(f), 7(g) and 7(h). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

         (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times
(ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.
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         (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

         (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9.       OTHER STOCK-BASED AWARDS

         (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Where the value of an Other Stock-Based Award is based on the Spread Value, the grant or exercise price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

         (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share;
(v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital;
(ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
(xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs;
(xvi) cash flow; (xvii) working capital (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital) and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, minority investments,
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partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

         (c) An amount not in excess of 6.75% of the total number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued pursuant to Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

10.      ADJUSTMENTS UPON CERTAIN EVENTS

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant
(iii) the maximum amount of Other Stock-Based Awards based on the Spread Value and Performance-Based Awards that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

         (b) Change in Control. In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole
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discretion and without liability to any person may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11.      NO RIGHT TO EMPLOYMENT

         The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12.      SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.      NONTRANSFERABILITY OF AWARDS

         Except as provided in Section 7(i) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this
Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.      AMENDMENTS OR TERMINATION

         The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in
Section 10 of the Plan), (1)increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (2) result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.
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15.      INTERNATIONAL PARTICIPANTS

         With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16.      CHOICE OF LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

17.      EFFECTIVENESS OF THE PLAN

         The Plan shall be effective as of October 18, 2000, subject to approval or ratification by stockholders of the Company at the next Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof. The Committee may grant Awards prior to such approval or ratification, provided such Awards are expressly conditioned upon subsequent stockholder approval or ratification.